Exhibit 99.1


          Consolidated Financial Statements of Mid-Iowa Financial Corp.
                 as of and for the year ended September 30, 1998

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Mid-Iowa Financial Corp.
Newton, Iowa:

We have  audited  the  accompanying  consolidated  balance  sheets  of  Mid-Iowa
Financial Corp. and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mid-Iowa Financial Corp. and subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1998, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP


Des Moines, Iowa
November 6, 1998

                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                                                                 September 30,
                                                                        -----------------------------
                                                                            1998             1997
                                                                        ------------     ------------
                             Assets
                             ------

Cash and cash equivalents (note 1)                                      $ 15,457,949        3,563,299
Securities available for sale (note 2)                                     4,994,247        4,982,662
Securities held to maturity (fair value of $50,380,170
     in 1998 and $48,231,573 in 1997) (notes 3 and 7)                     49,793,789       47,767,121
Loans held for resale                                                         49,900             --
Loans receivable, net (notes 4, 5 and 8)                                  71,435,579       66,417,985
Accrued interest receivable                                                1,017,122          867,663
Federal Home Loan Bank stock, at cost                                      1,800,000        1,650,000
Real estate                                                                  135,438           33,865
Office properties and equipment, net (note 6)                              2,630,366        2,587,127
Intangibles, net                                                              10,872           12,978
Prepaid expenses and other assets                                            191,663          134,051
                                                                        ------------     ------------
                   Total assets                                         $147,516,925      128,016,751
                                                                        ============     ============

                                                                                 September 30,
                                                                        -----------------------------
                                                                            1998             1997
                                                                        ------------     ------------

          Liabilities and Stockholders' Equity
          ------------------------------------

Liabilities:
     Deposits (note 7)                                                  $ 96,352,659       89,377,718
     Borrowed funds (note 8)                                              36,000,000       25,000,000
     Advance payments by borrowers for taxes and insurance                   162,572          179,982
     Accrued interest payable                                                939,041          945,890
     Accounts payable and accrued expenses                                   302,188          452,033
                                                                        ------------     ------------
                   Total liabilities                                     133,756,460      115,955,623
                                                                        ------------     ------------
Stockholders' equity (note 11):
     Common stock, $.01 par value; authorized 2,000,000
          shares; 1,741,148 and 1,729,880 shares issued and                   17,411           17,299
          outstanding in 1998 and 1997, respectively
     Additional paid-in capital                                            3,147,692        3,040,211
     Retained earnings, partially restricted                              10,553,062        9,298,166
     Treasury stock, at cost (51,792 shares in 1997)                            --           (325,600)
     Unrealized gain on securities available for sale, net of taxes           42,300           31,052
                                                                        ------------     ------------
                   Total stockholders' equity                             13,760,465       12,061,128
                                                                        ------------     ------------
Commitments and contingencies (note 14)
                   Total liabilities and stockholders' equity           $147,516,925      128,016,751
                                                                        ============     ============

See accompanying notes to consolidated financial statements.

                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES
                      Consolidated Statements of Operations

                                                                            Years ended September 30,
                                                                 ---------------------------------------------
                                                                    1998              1997             1996
                                                                 -----------      -----------      -----------
Interest income:
    Loans                                                        $ 5,788,795        5,309,865        4,880,247
    Securities available for sale                                    276,202          327,497          259,975
    Securities held to maturity                                    3,246,933        3,069,225        2,831,439
    Other                                                            494,143          256,768          255,898
                                                                 -----------      -----------      -----------
          Total interest income                                    9,806,073        8,963,355        8,227,559
                                                                 -----------      -----------      -----------
Interest expense:
    Deposits (note 7)                                              4,102,644        3,787,690        3,710,324
    Borrowed funds                                                 1,978,758        1,557,800        1,229,114
                                                                 -----------      -----------      -----------
          Total interest expense                                   6,081,402        5,345,490        4,939,438
                                                                 -----------      -----------      -----------
          Net interest income                                      3,724,671        3,617,865        3,288,121
Provision for losses on loans (note 5)                                60,000           81,000           36,000
                                                                 -----------      -----------      -----------
          Net interest income after
                provision for losses on loans                      3,664,671        3,536,865        3,252,121
                                                                 -----------      -----------      -----------
Noninterest income:
    Gain on sale of other assets                                      25,484           24,233           33,227
    Fees and service charges                                         394,571          365,413          325,193
    Commissions                                                      927,963          852,247          740,527
    Other income                                                        --            221,000             --
                                                                 -----------      -----------      -----------
          Total noninterest income                                 1,348,018        1,462,893        1,098,947
                                                                 -----------      -----------      -----------

                                                                            Years ended September 30,
                                                                 ---------------------------------------------
                                                                    1998              1997             1996
                                                                 -----------      -----------      -----------
Noninterest expense:
    Compensation, payroll taxes,
        and employee benefits (note 10)                            1,301,300        1,191,590        1,119,610
    Office properties and equipment                                  379,853          261,599          243,225
    Deposit insurance premiums                                        55,714           75,724          188,325
    Special deposit insurance assessment (note 13)                      --               --            530,421
    Data processing services                                         168,569          147,468          134,574
    Other real estate (income) expense, net                           (3,566)         (12,118)           2,340
    Other                                                          1,178,976          994,860          896,799
                                                                 -----------      -----------      -----------
          Total noninterest expense                                3,080,846        2,659,123        3,115,294
                                                                 -----------      -----------      -----------
          Income before taxes on income                            1,931,843        2,340,635        1,235,774
Taxes on income (note 9)                                             600,000          790,800          411,200
                                                                 -----------      -----------      -----------
          Net income                                             $ 1,331,843        1,549,835          824,574
                                                                 ===========      ===========      ===========

Earnings per common share:
    Basic                                                        $       .78              .93              .49
                                                                 ===========      ===========      ===========
    Diluted                                                      $       .73              .89              .47
                                                                 ===========      ===========      ===========


See accompanying notes to consolidated financial statements

                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity


                                                                                          Recognition
                                                        Additional                           and          Unrealized
                                           Common        paid-in          Retained         retention         gains
                                           stock         capital          earnings           plan        (losses), net
                                       -----------     -----------      -----------      -----------      -----------
Balance as of September 30, 1995             8,395       3,049,634        7,197,953           (3,672)           8,673
Net income                                    --              --            824,574             --               --
Repurchase of common stock
     (72,700 shares)                          --              --               --               --               --
Exercise of options
     (50,328 shares)                           503         110,240             --               --               --
Amortization of recognition
      and retention plan                      --              --               --              3,672             --
Dividends paid ($.10 per share)               --              --           (135,049)            --               --
Stock dividend (100%)                        8,401         (17,251)          (5,400)            --               --
Change in unrealized gain on
     securities available for sale            --              --               --               --               (851)
                                       -----------     -----------      -----------      -----------      -----------
Balance as of September 30, 1996            17,299       3,142,623        7,882,078             --              7,822
Net income                                    --              --          1,549,835             --               --
Repurchase of common stock
     (7,500 shares)                           --              --               --               --               --
Exercise of options
     (27,208 shares)                          --          (102,412)            --               --               --
Dividends paid ($.08 per share)               --              --           (133,747)            --               --
Change in unrealized gain on
     securities available for sale            --              --               --               --             23,230
                                       -----------     -----------      -----------      -----------      -----------
Balance as of September 30, 1997       $    17,299       3,040,211        9,298,166             --             31,052
Net income                                    --              --          1,331,843             --               --
Exercise of options
     (63,060 shares)                           112         107,481           60,000             --               --
Dividends paid ($.08 per share)               --              --           (136,947)            --               --
Change in unrealized gain on
     securities available for sale            --              --               --               --             11,248
                                       -----------     -----------      -----------      -----------      -----------
Balance as of September 30, 1998       $    17,411       3,147,692       10,553,062             --             42,300
                                       ===========     ===========      ===========      ===========      ===========


                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity




                                          Treasury
                                           stock             Total
                                        -----------      -----------
Balance as of September 30, 1995               --         10,260,983
Net income                                     --            824,574
Repurchase of common stock
     (72,700 shares)                       (462,950)        (462,950)
Exercise of options
     (50,328 shares)                           --            110,743
Amortization of recognition
      and retention plan                       --              3,672
Dividends paid ($.10 per share)                --           (135,049)
Stock dividend (100%)                        14,250             --
Change in unrealized gain on
     securities available for sale             --               (851)
                                        -----------      -----------
Balance as of September 30, 1996           (448,700)      10,601,122
Net income                                     --          1,549,835
Repurchase of common stock
     (7,500 shares)                         (47,812)         (47,812)
Exercise of options
     (27,208 shares)                        170,912           68,500
Dividends paid ($.08 per share)                --           (133,747)
Change in unrealized gain on
     securities available for sale             --             23,230
                                        -----------      -----------
Balance as of September 30, 1997           (325,600)      12,061,128
Net income                                     --          1,331,843
Exercise of options
     (63,060 shares)                        325,600          493,193
Dividends paid ($.08 per share)                --           (136,947)
Change in unrealized gain on
     securities available for sale             --             11,248
                                        -----------      -----------
Balance as of September 30, 1998               --         13,760,465
                                        ===========      ===========

See accompanying notes to consolidated financial statements.

                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


                                                                                      Years ended September 30,
                                                                         ------------------------------------------------
                                                                             1998              1997              1996
                                                                         ------------      ------------      ------------
Cash flows from operating activities:
     Net income                                                          $  1,331,843         1,549,835           824,574
     Origination of loans held for sale                                      (314,800)             --                --
     Proceeds from sale of loans held for sale                                264,900              --             309,867
     Adjustments to reconcile net income to
          net cash provided by operating activities:
              Depreciation                                                    167,069           108,104           103,594
              Amortization of recognition
                  and retention plan benefits                                    --                --               3,672
              Amortization of premiums and discounts
                  on loans and mortgage-backed securities                     (74,208)          (67,570)          (64,019)
              Provision for losses on loans                                    60,000            81,000            36,000
              Gain on sale of real estate, net                                (22,509)          (23,230)          (33,227)
              Increase in accrued interest receivable                        (149,459)          (38,069)          (22,861)
              (Decrease) increase in accrued interest payable                  (6,849)          101,433            36,267
              (Decrease) increase in current taxes on income                  (98,237)          (50,795)           49,168
              Deferred taxes on income                                         11,000           185,905          (153,934)
              Other, net                                                     (126,978)         (462,679)          581,330
                                                                         ------------      ------------      ------------
                       Net cash provided by operating activities            1,041,772         1,383,934         1,670,431
                                                                         ------------      ------------      ------------
Cash flows from investing activities: Securities available for sale:
          Purchases                                                          (500,000)         (388,439)       (2,607,612)
          Principal repayments of mortgage-backed securities                  501,736           413,544           545,044
     Securities held to maturity:
          Proceeds from maturities                                         16,161,677         6,538,323         7,062,151
          Purchases                                                       (24,712,342)      (13,708,139)      (12,341,227)
          Principal repayments of mortgage-backed securities                6,626,807         3,706,386         4,025,149
     Net change in loans                                                   (5,191,807)       (4,376,114)       (4,312,278)
     Proceeds from sale of real estate                                         13,338            26,623            75,000
     Capitalized real estate costs                                               --                --              (5,440)
     Purchase of office properties and equipment, net                        (210,308)       (1,727,780)         (208,206)
     Purchase of Federal Home Loan Bank stock                                (300,000)         (325,000)         (425,000)
     Proceeds on sale of Federal Home Loan Bank stock                         150,000              --                --
                                                                         ------------      ------------      ------------
                       Net cash used in investing activities               (7,460,899)       (9,840,596)       (8,192,419)
                                                                         ------------      ------------      ------------


                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


                                                                                      Years ended September 30,
                                                                         ------------------------------------------------
                                                                             1998              1997              1996
                                                                         ------------      ------------      ------------
Cash flows from financing activities:
     Net change in deposits                                              $  6,974,941         6,505,755         4,200,511
     Receipt of borrowed funds                                             26,000,000        26,500,000        23,000,000
     Payments on borrowed funds                                           (15,000,000)      (22,000,000)      (20,500,000)
     (Decrease) increase in advance payments
          by borrowers for taxes and insurance                                (17,410)          (19,939)           39,529
     Stock options exercised                                                  493,193            68,500           110,743
     Payments to acquire treasury stock                                          --             (47,812)         (462,950)
     Dividends paid                                                          (136,947)         (133,747)         (135,049)
                                                                         ------------      ------------      ------------
                       Net cash provided by financing activities           18,313,777        10,872,757         6,252,784
                                                                         ------------      ------------      ------------
                       Net increase (decrease)
                           in cash and cash equivalents                    11,894,650         2,416,095          (269,204)
Cash and cash equivalents at beginning of year                              3,563,299         1,147,204         1,416,408
                                                                         ------------      ------------      ------------
Cash and cash equivalents at end of year                                 $ 15,457,949         3,563,299         1,147,204
                                                                         ============      ============      ============

Supplemental disclosures:
     Cash paid during the year for:
          Interest, net of interest capitalized of $30,872 in 1997       $  6,088,251         4,903,171         4,375,153
          Taxes on income                                                     625,513           516,527           460,866
     Noncash investing and financing activities -
          Reclassification of securities from
              held to maturity to available for sale                             --           2,079,143              --
                                                                         ============      ============      ============

See accompanying notes to consolidated financial statements.

                    MID-IOWA FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           September 30, 1998 and 1997


(1)    Summary of Significant Accounting Policies

       Description of the Business

       Mid-Iowa Financial Corp., headquartered in Newton, Iowa, is a savings and loan holding company comprised of a federally chartered stock savings bank operating offices in Central Iowa; a real estate brokerage and development company; and a company which provides credit reporting and collection services, sells investment products, and provides discount securities brokerage. Mid-Iowa Financial Corp. was organized as a Delaware Corporation in June 1992 at the direction of Mid-Iowa Savings Bank for the purpose of becoming a savings and loan holding company, as part of the Mid-Iowa Savings Bank conversion from a mutual to a stock institution.

       Mid-Iowa Financial Corp. is primarily a retail banking operation offering loans, deposits, and related financial services to customers in its market area. Loans primarily consist of single-family residential mortgage loans, commercial loans, and consumer loans.

       Consolidation and Basis of Presentation

       The consolidated financial statements include the accounts of Mid-Iowa Financial Corp. and its wholly owned subsidiaries, Mid-Iowa Security Corporation and Mid-Iowa Savings Bank (the Bank), and the Bank's wholly owned subsidiary, Center of Iowa Investments, Limited (collectively the Company).

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Concentrations of Credit Risk

       The Company originates residential and commercial real estate loans primarily in its central Iowa market area. Although the Company has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay their loans is dependent upon economic conditions in the Company's market areas.

       Earnings Per Share

       Basic earnings per share computations for the years ended September 30, 1998, 1997 and 1996, were determined by dividing net income by the weighted-average number of common share amounts outstanding during the years then ended. Diluted earnings per common share amounts are computed by dividing net income by the weighted-average number of common shares and all dilutive common shares outstanding during the year.

       The following was used in the computation of net income per common share on both a basic and diluted basis for the years ended September 30, 1998, 1997, and 1996.

                                                                   September 30,
                                                    ----------------------------------------
                                                       1998            1997           1996
                                                    ----------      ---------      ---------
Basic EPS computation:
     Net income                                     $1,331,843      1,549,835        824,574
     Weighted-average common shares outstanding      1,718,243      1,670,834      1,699,252
     Basic EPS                                      $     0.78           0.93           0.49

Diluted EPS computation:
     Net income                                     $1,331,843      1,549,835        824,574
     Weighted-average common shares outstanding      1,718,243      1,670,834      1,699,252
     Incremental option shares using treasury
         stock method                                  115,500         66,207         66,590
     Diluted shares outstanding                      1,833,743      1,737,041      1,765,842

     Diluted EPS                                    $     0.73           0.89           0.47

       Cash and Cash Equivalents

       For purposes of reporting cash flows, the Company includes all short-term investments with original maturities of three months or less at date of purchase in cash and cash equivalents. Amounts of interest bearing deposits included as cash equivalents were $15,071,769 and $3,104,940 at September 30, 1998 and 1997, respectively.

       Securities Available for Sale

       Securities  to  be  held  for  indefinite  periods  of  time,   including
           securities   the   Company   intends   to  utilize  as  part  of  its
           asset/liability management strategy and may sell in response to changes in interest rates; changes in prepayment risk; liquidity needs; and when needed to increase regulatory capital or other similar factors, are classified as available for sale.

       Securities available for sale are recorded at fair value. The aggregate unrealized gains or losses, net of the income tax effect, are recorded as a component of stockholders' equity.

       Discounts   and   premiums   on   securities   available   for  sale  are
           accreted/amortized using the interest method. The timing of the accretion/amortization for mortgage-backed securities is adjusted for actual prepayment experience.

       Gainor loss is recognized using the specific identification method, and is reflected in the statements of operations.

       Securities Held to Maturity

       Securities which the Company intends to hold until maturity are stated at cost, adjusted for accretion of discount and amortization of premiums computed using the interest method. The timing of the amortization and accretion for mortgage-backed securities are adjusted for actual prepayment experience. The Company has the ability, and it is management's intent, to hold these securities to maturity.

       Loans Held for Sale

       Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to operations.

       Loans Receivable

       Loans are stated at the principal amounts outstanding, net of unearned income, deferred loan fees, and discounts. Unearned income, net deferred loan fees, and discounts on loans which are probable of collection are amortized over the terms of the loans using the interest method.

       Interest on loans is accrued and credited to operations, based primarily on the principal amount outstanding.

       The Company did not adopt  Statement  of Financial  Accounting  Standards
           (SFAS) No. 122, "Accounting for Mortgage Servicing Rights," because the adoption would not have a material effect on the financial position or the statement of operations.

       Allowances for Losses on Loans and Real Estate

       The allowances  for  losses on loans and real  estate are  maintained  at amounts considered adequate to provide for such losses. The allowance for losses on loans is based on management's periodic evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's estimate of anticipated credit losses.

       Real estate, acquired through foreclosure, is carried at the lower of cost or fair value less estimated selling costs. When a property is acquired through foreclosure or a loan is considered impaired, any excess of the loan balance over fair value of the property is charged to the allowance for losses on loans. Costs relating to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense. An allowance for losses on real estate is provided when it is determined that the investment in real estate is greater than its estimated fair value. There were no provisions and no charge-offs for real estate in the years ended September 30, 1998, 1997, and 1996.

       The accrual of interest income on any loan is discontinued (generally when a loan becomes 90 days delinquent) when, in the opinion of management, there is reasonable doubt as to the timely collection of interest or principal. When interest accruals are discontinued, accrued interest receivable is charged to income. Subsequent interest income is not recognized on such loans until collected.

       Loan Origination Fees and Related Costs

       Mortgage loan origination fees and certain direct loan origination costs, if material, are deferred, and the net fee or cost is recognized in operations using the interest method. Direct loan origination costs for other loans are expensed, as such costs are not material in amount.

       Financial Instruments with Off Balance Sheet Risk

       In the normal course of business to meet the financing needs of its customers, the Company is a party to financial instruments with off balance sheet risk, which principally include commitments to extend credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on balance sheet instruments.

       Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements (see note 4). The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of
           credit,   is  based  on   management's   credit   evaluation  of  the
           counterparty.

       Carrying Costs of Real Estate Held for Development

       Interest costs and real estate taxes applicable to real estate held for development are capitalized during the period that such real estate is in the process of development. Prior to the time that development activities commence and after such time as the real estate is ready for sale, interest and real estate taxes are charged to operations as incurred. There was no capitalized interest for the years ended September 30, 1998, 1997, and 1996.

       Office Properties and Equipment

       Office properties and equipment are recorded at cost, and depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 40 years.

       Maintenance  and repairs are charged  against  income.  Expenditures  for improvements are capitalized and subsequently depreciated. The cost and accumulated depreciation of properties retired or otherwise disposed of are eliminated from the asset and accumulated depreciation accounts. Related profit or loss from such transactions is credited or charged to income.

       During the year ended September 30, 1997, approximately $31,000 in interest expense related to the construction of a branch facility was capitalized.

       Taxes on Income

       The Company files a consolidated federal income tax return. Federal income taxes are allocated based on taxable income or loss included in the consolidated return. For state tax purposes, the Bank files a franchise tax return and the other entities file a corporate income tax return.

       The Company utilizes the asset and liability method for taxes on income, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

       Stock Option Plan

       The Company provides pro forma net income and pro forma earnings per share disclosures for material employee stock option grants made after 1996 as if the fair-value-based method, which recognizes as expense over the vesting period the fair value of stock-based awards at the date of grant, had been applied.

       Effect of New Accounting Standards

       SFAS No. 130, Reporting  Comprehensive  Income, will be effective for the
            Company for the year beginning October 1, 1998, and establishes the standards for the reporting and display of comprehensive income in the financial statements. Comprehensive income represents net income and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. The Company will adopt SFAS No. 130 when required.

       SFAS No. 131,  Disclosure  About  Segments of an  Enterprise  and Related
            Information, will be effective for the Company for the year beginning October 1, 1998, and establishes disclosure requirements for segment operations. The Company expects to adopt SFAS No. 131 when required.

       SFAS No.  132,   Employers'   Disclosures   about   Pensions   and  Other
            Postretirement Benefits, will be effective for the Company for the year beginning October 1, 1998, and revises the disclosure requirements for pension and other postretirement benefit plans. The Company expects to adopt SFAS No. 132 when required.

       SFAS No.  133,   Accounting  for  Derivative   Instruments   and  Hedging
            Activities, will be effective for the Company for the year beginning October 1, 1999. Management is evaluating the impact the adoption of SFAS No. 133 will have on the Company's consolidated financial statements. The Company expects to adopt SFAS No. 133 when required

       Fair Value of Financial Instruments

       The Company's fair value estimates, methods, and assumptions for its financial instruments are set forth below:

       Cash and Cash Equivalents, Accrued Interest Receivable, Advance Payments by Borrowers for Taxes and Insurance, and Accrued Interest Payable

           The recorded amount approximates fair value due to the short-term nature of the instruments.

           Securities Available for Sale and Securities Held to Maturity

           The fair value of securities is estimated based on bid prices published in financial newspapers, bid quotations received from securities dealers, or quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

           Loans

           Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as commercial, real estate, and installment.

           The fair value of a loan is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the subsidiary banks' historical experience with repayments for each loan classification, modified as required by an estimate of the effect of current economic and lending conditions. The effect of nonperforming loans is considered in assessing the credit risk inherent in the fair value estimate.

           Federal Home Loan Bank (FHLB) Stock

           The value of FHLB stock is equivalent to its carrying value, as the stock is redeemable at par value.

           Deposits

           The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, and NOW accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

           Borrowed Funds

           The fair value of borrowed funds is based on the discounted value of contractual cash flows.

           Off Balance Sheet Instruments

           The fair value of  commitments  to extend credit and  commitments  to purchase or sell loans is estimated using the difference between current levels of interest rates and committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements. Management estimates the fair value of commitments to purchase or sell loans approximates the carrying value, as applicable.

       Limitations

           Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the subsidiary bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

 (2)   Securities Available for Sale

       Securities available for sale at September 30, 1998 and 1997, were as follows:

                                                                                    Gross               Gross             Estimated
                                                               Amortized          unrealized          unrealized             fair
                   Description                                   cost               gains               losses               value
                   -----------                                ----------          ----------          ----------          ----------
1998:
Mortgage-backed securities:
    Federal National Mortgage
         Association (FNMA)                                   $  729,667              11,962                --               741,629
    Government National Mortgage
         Association (GNMA)                                      971,817              17,873               1,797             987,893
    Federal Home Loan Mortgage
         Corporation (FHLMC)                                     121,388               3,405                --               124,793
    Government backed collateralized
         mortgage obligations                                  2,007,130              16,690                --             2,023,820
Other investment securities                                    1,100,112              23,500               7,500           1,116,112
                                                              ----------          ----------          ----------          ----------
                                                              $4,930,114              73,430               9,297           4,994,247
                                                              ==========          ==========          ==========          ==========
1997:
Mortgage-backed securities:
    FNMA                                                      $  930,039              16,286                --               946,325
    GNMA                                                       1,247,358              28,971                --             1,276,329
    FHLMC                                                        150,508               4,878                --               155,386
    Government backed collateralized
         mortgage obligations                                  2,007,298                --                17,538           1,989,760
Other investment securities                                      600,112              14,750                --               614,862
                                                              ----------          ----------          ----------          ----------
                                                              $4,935,315              64,885              17,538           4,982,662
                                                              ==========          ==========          ==========          ==========

       Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

       At September 30, 1998 and 1997, the net valuation amount of $42,300 and $31,052, respectively, was reflected as a component of stockholders' equity, including the effect of taxes on income of $21,833 and $16,295, respectively.

       There were no sales of securities available for sale during 1998, 1997, and 1996.

       At   September  30,  1998  and  1997,  accrued  interest  receivable  for
            securities   available   for  sale  totaled   $14,911  and  $17,508,
            respectively.

 (3)   Securities Held to Maturity

       Securities held to maturity at September 30, 1998 and 1997, were as follows:

                                                                                    Gross               Gross             Estimated
                                                               Amortized          unrealized          unrealized             fair
                   Description                                   cost               gains               losses               value
                   -----------                                ----------          ----------          ----------          ----------
1998:
     U.S. agency securities                                     $18,929,802            198,778               --           19,128,580
     Mortgage-backed and related securities:
         FNMA                                                     3,854,778             61,532              9,017          3,907,293
         GNMA                                                     9,691,297            206,239               --            9,897,536
         FHLMC                                                    3,234,465             47,459               --            3,281,924
         Government backed collateralized
          mortgage obligations                                    9,081,190              5,777            105,619          8,981,348
     Nontaxable municipal bonds                                   5,002,257            181,232               --            5,183,489
                                                                -----------            -------            -------         ----------
                                                                $49,793,789            701,017            114,636         50,380,170
                                                                ===========            =======            =======         ==========
1997:
     U.S. agency securities                                     $18,359,588            105,899             62,302         18,403,185
     Mortgage-backed and related securities:
         FNMA                                                     4,414,248             69,766              6,047          4,477,967
         GNMA                                                    12,727,233            321,803              5,293         13,043,743
         FHLMC                                                    1,633,085              1,264                126          1,634,223
         Government backed collateralized
          mortgage obligations                                    7,405,811               --              111,191          7,294,620
     Taxable municipal bonds                                        509,552             39,193               --              548,745
     Nontaxable municipal bonds                                   2,717,604            117,533              6,047          2,829,090
                                                                -----------            -------            -------         ----------
                                                                $47,767,121            655,458            191,006         48,231,573
                                                                ===========            =======            =======         ==========

       The amortized cost and estimated fair value of securities held to maturity at September 30, 1998, are shown below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       Estimated
                                                     Amortized           fair
                                                       cost              value
                                                    -----------       ----------
Due in 1 year or less                               $    50,000           50,112
Due after 1 year through 5 years                      5,230,197        5,328,409
Due after 5 years, but less than 10 years            15,378,333       15,629,774
Due after 10 years                                    3,273,529        3,303,774
Mortgage-backed and related securities               25,861,730       26,068,101
                                                    -----------       ----------
                                                    $49,793,789       50,380,170
                                                    ===========       ==========

       There were no sales of securities held to maturity during the years ended September 30, 1998, 1997, or 1996.

       At   September  30,  1998  and  1997,  accrued  interest  receivable  for
            securities   held  to  maturity   totaled   $500,667  and  $381,238,
            respectively.

(4)    Loans Receivable

       Loans receivable are summarized as follows:

                                                            September 30,
                                                   -----------------------------
                                                       1998              1997
                                                   -----------       -----------
Real estate loans:
     One- to four-family                           $47,232,641        46,107,239
     Commercial                                     13,461,213        10,150,075
     Construction                                    1,057,538         1,338,796
                                                   -----------       -----------
                                                    61,751,392        57,596,110
                                                   -----------       -----------
Other loans:
     Second mortgages                                4,966,545         4,497,874
     Commercial business                             1,600,196         1,394,076
     Automobile                                      1,736,376         1,405,748
     Home equity                                     1,536,990         1,176,502
     Student                                           327,568           306,162
     Unsecured consumer                                157,019           174,704
     Loans on deposits                                 109,816           180,639
     Other                                             275,939           352,423
                                                    10,710,449         9,488,228
                                                   -----------       -----------
                                                    72,461,841        67,084,338
                                                   -----------       -----------
Less:
     Loans in process                                  647,286           275,553
     Deferred loan fees                                 71,748            88,848
     Allowance for losses on loans                     307,228           301,952
                                                   -----------       -----------
              Total loans receivable               $71,435,579        66,417,985
                                                   ===========       ===========


       At   September  30,  1998  and  1997,  net  accrued   interest  on  loans
            receivable totaled $499,489 and $473,270, respectively.

       At September 30, 1998, the Bank was committed to originate $915,850 of fixed rate loans at interest rates ranging from 6.8 to 7.5 percent. In addition, the Bank's customers had unused lines of credit totaling approximately $2,822,000 at September 30, 1998.

       Loan customers of the Bank include certain executive officers and directors and their related interests and associates. All loans to this group were made in the ordinary course of business at prevailing terms and conditions. Such loans at September 30, 1998 and 1997, amounted to $238,420 and $258,243, respectively. During the year ended September 30, 1998, repayments totaled $19,823.

       The amount of loans serviced by the Bank for the benefit of others was $1,325,044, $2,401,830, and $2,785,992 at September 30, 1998, 1997,
            and 1996, respectively.

 (5)   Allowance for Losses on Loans

       A summary of the allowance for losses on loans follows:

                                                      September 30,
                                        ----------------------------------------
                                           1998           1997           1996
                                        ---------      ---------      ---------
Balance at beginning of year            $ 301,952        273,819        248,028
Provision for losses                       60,000         81,000         36,000
Charge-offs                               (58,922)       (54,387)       (29,599)
Recoveries                                  4,198          1,520         19,390
                                        ---------      ---------      ---------
Balance at end of year                  $ 307,228        301,952        273,819
                                        =========      =========      =========

       At September 30, 1998, 1997, and 1996, the Company had nonaccrual loans of approximately $126,000; $17,092; and $151,000 and restructured loans of $-0-; $24,000; and $54,000, respectively. The allowance for loan losses related to these impaired loans was approximately $17,300; $4,000; and $7,500, respectively. The average balances of such loans for the years ended September 30, 1998, 1997, and 1996, were $128,750; $95,500; and $119,750, respectively. For the years ended September 30, 1998, 1997, and 1996, interest income which would have been recorded under the original terms of such loans was approximately $4,400; $3,200; and $10,300, respectively, with $-0-; $1,900; and $3,250, respectively, recorded.

       As  of September  30, 1998,  there were no material  commitments  to lend
           additional   funds  to  customers  whose  loans  were  classified  as
           nonaccrual or restructured.

 (6)   Office Properties and Equipment

       At September 30, 1998 and 1997, the cost and accumulated depreciation of office properties and equipment were as follows:

                                                      1998               1997
                                                   ----------         ----------
Land                                               $  442,399            442,399
Buildings and improvements                          2,856,942          2,708,891
Furniture and fixtures                                868,194            805,936
                                                    4,167,535          3,957,226
Less accumulated depreciation                       1,537,169          1,370,099
                                                   ----------         ----------
                                                   $2,630,366          2,587,127
                                                   ==========         ==========

 (7)   Deposits

       A summary of deposits at September 30, 1998 and 1997, is as follows:

                                                     1998                1997
                                                 -----------         -----------
Balance by account type:
     NOW accounts                                $ 5,831,078           5,992,220
     Passbook                                      5,473,380           5,798,282
     Money market                                 17,940,818          17,571,218
     Certificates of deposit                      67,107,383          60,015,998
                                                 -----------         -----------
                                                 $96,352,659          89,377,718
                                                 ===========         ===========

       At September 30, 1998, the scheduled maturities of certificates of deposit were as follows:

          1999                            $58,111,784
          2000                              5,179,184
          2001                              2,235,354
          2002                              1,328,062
          2003 and thereafter                 252,999
                                          -----------
                                          $67,107,383
                                          ===========

       The  aggregate  amount of jumbo  certificates  of deposit  with a minimum
            denomination   of  $100,000  was   approximately   $14,200,000   and
            $9,700,000 at September 30, 1998 and 1997, respectively.

       Deposit accounts in excess of $100,000 are not covered by federal deposit insurance.

       Interest expense on deposits consisted of the following:

                                                      September 30,
                                        ----------------------------------------
                                           1998           1997           1996
                                        ----------     ----------     ----------
NOW accounts                            $   42,040         39,145         37,278
Savings accounts                           647,625        580,565        429,754
Certificates of deposit                  3,427,566      3,176,534      3,253,557
                                         4,117,231      3,796,244      3,720,589
Less penalties on early withdrawals         14,587          8,554         10,265
                                        ----------     ----------     ----------
     Net interest expense               $4,102,644      3,787,690      3,710,324
                                        ==========     ==========     ==========


       At September 30, 1998 and 1997, accrued interest payable on deposits totaled $939,041 and $939,893, respectively.

       At September 30, 1998 and 1997, the Bank had mortgage-backed and other investment securities with a carrying value of approximately $21,717,000 and $24,704,000, respectively, pledged as collateral for deposits.

 (8)   Borrowed Funds

       At September 30, 1998 and 1997, borrowed funds consisted of the following:

                                                           Weighted-                      Weighted-
                                                           average                         average
                                                        interest rate      1998         interest rate     1997
                                                        -------------      ----         -------------     ----
FHLB (A):
     Maturity in fiscal year ending September 30:
          1998                                               - %       $         -           5.72     $16,000,000
          1999                                               5.50        5,000,000           5.48       4,000,000
          2000                                               5.86        1,000,000           5.83       5,000,000
          2001                                               5.76        7,000,000           -                  -
          2002                                               5.33        6,000,000           -                  -
          2008                                               5.45       17,000,000           -                  -
     Amount drawn on line of credit (B)                      -                   -         Variable             -
                                                                       -----------                    -----------
                                                                       $36,000,000                    $25,000,000
                                                                       ===========                    ===========

       (A) Advances from the FHLB are secured by stock in the FHLB. In addition, the Bank has agreed to maintain unencumbered additional security in the form of certain residential mortgage loans aggregating no less than 150 percent of outstanding advances.

       (B) Line of credit with the FHLB with a limit of $10,000,000, was cancelled by the Bank on March 31, 1998.

       At  September  30, 1998 and 1997,  accrued  interest  payable on advances
           from  the  FHLB  and  other  borrowings   totaled  $-0-  and  $5,997,
           respectively.


(9)    Taxes on Income

         Taxes on income are comprised as follows:

                                                                   Years ended September 30,
                --------------------------------------------------------------------------------------------------------------------
                                        1998                                1997                                1996
                         --------------------------------    --------------------------------    ----------------------------------
                         Federal       State       Total      Federal      State       Total      Federal       State        Total
                         --------    --------    --------    --------    --------    --------    --------     --------     --------
Current                  $516,000      73,000     589,000     537,800      67,000     604,800     495,000       70,200      565,200
Deferred                    9,000       2,000      11,000     162,000      24,000     186,000    (134,000)     (20,000)    (154,000)
                         --------    --------    --------    --------    --------    --------    --------     --------     --------
                         $525,000      75,000     600,000     699,800      91,000     790,800     361,000       50,200      411,200
                         ========    ========    ========    ========    ========    ========    ========     ========     ========

       Taxes on income differ from the "expected" amounts computed by applying the federal income tax rate of 34 percent to income before taxes on income for the following reasons:

                                                      September 30,
                                         -------------------------------------
                                            1998          1997          1996
                                         ---------     ---------     ---------
Computed "expected" taxes on income      $ 656,826       795,827       420,170
State taxes, net of federal benefit         49,500        60,060        33,146
Tax-exempt interest                        (50,000)      (38,000)      (34,000)
Reduction of valuation allowance              --         (10,000)      (17,000)
Other                                      (56,326)      (17,087)        8,884
                                         ---------     ---------     ---------
                                         $ 600,000       790,800       411,200
                                         =========     =========     =========

Effective rate                                31.1%         33.8%         33.3%
                                         =========     =========     =========

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                              September 30,
                                                         -----------------------
                                                           1998          1997
                                                         ---------    ---------
Deferred tax assets:
      Loan and real estate loss allowance                $ 129,000      136,000
                                                         ---------    ---------
         Total gross deferred tax assets                   129,000      136,000
      Less valuation allowance                                --           --
                                                         ---------    ---------
         Deferred tax assets net of allowance              129,000      136,000
                                                         ---------    ---------
Deferred tax liabilities:
      Unrealized gain on securities held for sale           21,833       16,295
      Tax bad debt reserve                                 179,000      179,000
      Other                                                 11,000        7,000
                                                         ---------    ---------
         Total gross deferred tax liabilities              211,833      202,295
                                                         ---------    ---------
         Net deferred tax liability                      $ (82,833)     (66,295)
                                                         =========    =========

       Based  upon  the  Company's  level  of  historical   taxable  income  and
           anticipated future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

 (10)  Employee Benefit Plans

       Defined Contribution Retirement Plan

       The Bank  and  its   subsidiaries   maintain  two  defined   contribution
           retirement plans for their employees. Under one plan, the Bank contributes 9 percent of the participants' earnings. Under the second plan, the participants contribute from 0 to 12 percent and the Bank matches 50 percent of the contribution up to 3 percent. Plan expense for the years ended September 30, 1998, 1997, and 1996, was $111,871, $112,822, and $79,247, respectively.

       Management Recognition and Retention Plan

       In connection with its stock conversion, the Bank established a management recognition and retention plan as a method of providing directors and key officers of the Bank with a proprietary interest in the Bank in a manner designed to encourage such persons to remain with the Bank. The Bank contributed funds to the plan to acquire in the aggregate up to 3 percent of the common stock issued in the offering. During 1996, all rights in the plan became fully vested.

       Stock Incentive Plan

       The Company has a stock incentive plan under which up to 211,047 shares of common stock are reserved for issuance pursuant to options or other awards which may be granted to officers, key employees, and certain nonaffiliated directors of the Company. The exercise price of each option equals the market price of the Company's stock on the date of grant. The option's maximum term is ten years, with vesting occurring at the time the options are granted.

       The Company  applies  Accounting  Principles  Board  Opinion  No.  25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had compensation cost for the Company's stock incentive plan been determined consistent with SFAS 123, the
           Company's net income and earnings per share for options granted in 1997 would have been reduced to the pro forma amounts indicated below:

                                             1998                1997
                                             ----                ----
Net income:
     As reported                           $1,331,843           1,549,835
     Pro forma                              1,331,843           1,177,397

Basic earnings per share:
     As reported                           $  .78                 .93
     Pro forma                                .78                 .68

Diluted earnings per share:
     As reported                           $  .73                 .89
     Pro forma                                .73                 .64

       The fair  value  of each  option  grant  has  been  estimated  using  the
           Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997: dividend yield of 1.00 percent; expected volatility of 26.00 percent; risk free interest rate of 6.10 percent; and expected life of 6 years. There were no options granted in 1998.

       A summary of the status of the Company's stock incentive plan as of September 30, 1998, 1997, and 1996, and the activity during the years ended on those dates is presented below:

                                              1998                           1997                          1996
                                    --------------------------    ---------------------------    -------------------------
                                                  Weighted-                       Weighted-                    Weighted-
                                                   average                         average                      average
                                                   exercise                       exercise                     exercise
                                      Shares        price            Shares         price          Shares        price
                                      ------        -----            ------         -----          ------        -----
Balance at beginning of year            260,756      $6.58             78,964       $2.08           137,088     $2.08
Granted                                      -         -              209,000        7.75                -        -
Exercised                               (63,060)      4.20            (27,208)       2.52           (53,228)     2.08
Repurchased and canceled                 (4,000)      7.75                 -          -              (4,896)     2.08
     Outstanding at end of year         193,696       6.46            260,756        6.58            78,964      2.08
                                        =======       ====            =======        ====            ======      ====
Weighted-average fair
     value of options granted
     during the year                                  $ -                           $2.70                        $ -
                                                      ====                           ====                        ====


(11)   Stockholders' Equity

       In order to grant a priority to eligible account holders in the event of future liquidation, the Bank, at the time of its stock conversion, established a liquidation account in an amount equal to the regulatory capital as of December 31, 1991. In the event of future liquidation of the Bank, eligible account holders who continue to maintain their deposit accounts shall be entitled to receive a distribution from the liquidation account. The total amount of the liquidation account will be decreased as the balances of eligible account holders are reduced subsequent to the conversion, based on an annual determination of such balances.

     Regulatory Capital Requirements

       The Financial Institution Reform,  Recovery,  and Enforcement Act of 1989
           (FIRREA) and the capital regulations of the Office of Thrift Supervision (OTS) promulgated thereunder require institutions to have a minimum regulatory tangible capital equal to 1.5 percent of total assets; a minimum 3 percent core capital ratio; and, after December 31, 1992, a minimum 8 percent risk-based capital ratio. These capital standards set forth in the capital regulations must generally be no less stringent than the capital standards applicable to national banks. FIRREA also specifies the required ratio of housing-related assets in order to qualify as a savings institution. The Bank met the regulatory capital requirements at September 30, 1998 and 1997.

       The Federal  Deposit  Insurance  Corporation   Improvement  Act  of  1991
           (FDICIA) established additional capital requirements which require regulatory action against depository institutions in one of the undercapitalized categories defined in implementing regulations. Institutions such as the Bank, which are defined as well capitalized, must generally have a leverage capital (core) ratio of at least 5 percent, a tier 1 risk-based capital ratio of at least 6 percent, and a total risk-based capital ratio of at least 10 percent. FDICIA also provides for increased supervision by federal regulatory agencies, increased reporting requirements for insured depository institutions, and other changes in the legal and regulatory environment for such institutions. The Bank met the regulatory capital requirements at September 30, 1998 and 1997.

       The Bank's capital amounts and ratios as of September 30, 1998, were as follows:

                                                                         For capital               To be well capitalized
                                                                          adequacy                 under prompt corrective
                                          Actual                          purposes                    action provisions
                               ------------------------------    ----------------------------    -----------------------------
                                    Amount          Ratio             Amount         Ratio            Amount          Ratio
                                    ------          -----             ------         -----            ------          -----
        Tangible capital       $     11,157,881    7.68%         $   2,180,742       1.5%        $   7,269,141       5.0%
        Core capital                 11,157,881    7.68              4,361,484       3.0             7,269,141       5.0
        Risk-based capital           11,483,337   19.21              4,782,440       8.0             5,978,051      10.0

       At September 30, 1998 and 1997, the Bank had federal income tax bad debt reserves of approximately $1,785,000, which constitute allocations to bad debt reserves for federal income tax purposes for which no provision for taxes on income had been made. If such allocations are charged for other than bad debt losses, taxable income is created to the extent of the charges. The Bank's retained earnings at September 30, 1998 and 1997, were partially restricted because of the effect of these tax bad debt reserves.

       Dividend Restrictions

       Federal  regulations  impose  certain   limitations  on  the  payment  of
           dividends and other capital distributions by the Bank. Under the regulations, a savings institution, such as the Bank, that will meet the fully phased-in capital requirements (as defined by the OTS regulations) subsequent to a capital distribution is generally permitted to make such capital distribution without OTS approval so long as they have not been notified of the need for more than normal supervision by the OTS. The Bank has not been so notified and, therefore, may make capital distributions during a calendar year equal to net income plus 50 percent of the amount by which the Bank's capital exceeds the fully phased-in capital requirement as measured at the beginning of the calendar year. A savings institution with total capital in excess of current minimum capital requirements but not in excess of the fully phased-in requirements is permitted by the new regulations to make, without OTS approval, capital distributions of between 25 and 75 percent of its net income for the previous four quarters, less dividends already paid for such period. A savings institution that fails to meet current minimum capital requirements is prohibited from making any capital distributions without prior approval from the OTS.

 (12)  Fair Value of Financial Instruments

       The estimated fair values of the Bank's financial instruments (as described in note 1) at September 30, 1998 and 1997, were as follows:

                                                                                1998                                  1997
                                                                   -----------------------------         ---------------------------
                                                                    Recorded            Fair             Recorded            Fair
                                                                      amount            value             amount             value
                                                                   -----------        ----------         ---------         ---------
Financial assets:
      Cash and cash equivalents                                    $15,457,949        15,457,949         3,563,299         3,563,299
      Securities available for sale                                  4,994,247         4,994,247         4,982,662         4,982,662
      Securities held to maturity                                   49,793,789        50,380,170        47,767,121        48,231,573
      Loans, net                                                    71,435,479        72,972,766        66,417,985        67,619,505
      FHLB stock                                                     1,800,000         1,800,000         1,650,000         1,650,000
      Accrued interest receivable                                    1,017,122         1,017,122           867,663           867,663
Financial liabilities:
      Deposits                                                      96,352,659        96,448,925        89,377,718        89,434,588
      Borrowed funds                                                36,000,000        35,469,911        25,000,000        24,857,404
      Advance payments by borrowers
           for taxes and insurance                                     162,572           162,572           179,982           179,982
      Accrued interest payable                                         939,041           939,041           945,890           945,890
                                                                   ===========       ===========       ===========       ===========
                                                                    Notional          Unrealized          Notional        Unrealized
                                                                     value            gain (loss)          value         gain (loss)
                                                                   -----------        ----------         ---------       -----------
Off balance sheet instruments:
      Commitments to extend credit                                 $   915,850              --           1,626,000              --
      Lines of credit to customers                                   2,822,000              --           2,614,000              --
      Line of credit unused by the Company                                --                --          10,000,000              --
                                                                   ===========       ===========       ===========       ===========


(13)   Special Deposit Insurance Assessment

       On September 30, 1996, the Deposit Insurance Funds Act of 1996 (the Act) was signed into law. The Act imposed a one-time special assessment of
           65.7 basis points of the deposits held as of March 31, 1995, to capitalize the Savings Association Insurance Fund (SAIF). All of the deposits of the Bank are SAIF-insured. The Bank incurred a one-time pre-tax expense of $530,421 that is recorded in the Bank's statement of operations for the year ended September 30, 1996.

(14)   Commitments and contingencies

       The Company is involved with various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial statements.

(15)   Mid-Iowa Financial Corp. (Parent Company Only) Financial Information

       The Parent Company's principal asset is its 100 percent ownership of the Bank and its subsidiary. Following are the condensed financial statements for the Parent Company:

                                                               September 30,
                                                        -------------------------
                                                            1998         1997
                                                        -----------   -----------
           Condensed Balance Sheets
           ------------------------
Cash                                                    $   790,539       781,075
Securities available for sale                             1,318,866     1,065,257
Securities held to maturity                                 200,000       200,000
Accrued interest receivable                                  10,441        11,261
Investment in nonbank subsidiary                            260,301       206,184
Investment in Bank                                       11,203,704     9,846,219
Prepaid expenses and other assets                             4,999         5,218
                                                        -----------   -----------
         Total assets                                   $13,788,850    12,115,214
                                                        ===========   ===========

Accrued expenses and other liabilities                  $    28,385        54,086
                                                        -----------   -----------
Common stock                                                 17,411        17,299
Additional paid-in capital                                3,147,692     3,040,211
Retained earnings                                        10,553,062     9,298,166
Treasury stock                                                 --        (325,600)
Unrealized gain on securities available for sale, net        42,300        31,052
                                                        -----------   -----------
         Total stockholders' equity                      13,760,465    12,061,128
                                                        -----------   -----------
         Total liabilities and stockholders' equity     $13,788,850    12,115,214
                                                        ===========   ===========

                                                                       Years ended September 30,
                                                                -----------------------------------------
                                                                    1998          1997            1996
                                                                -----------    -----------    -----------
                  Condensed Statements of Operations
                  ----------------------------------
Interest income                                                 $    90,826        109,130        103,040
Other income                                                         33,316        221,000           --
Equity in net income of subsidiaries                              1,329,399      1,383,352        816,027
Other expenses                                                     (149,525)       (80,772)       (97,993)
                                                                -----------    -----------    -----------
            Income before income tax expense (benefit)            1,304,016      1,632,710        821,074
Income tax (benefit) expense                                        (27,827)        82,875         (3,500)
                                                                -----------    -----------    -----------
            Net income                                          $ 1,331,843      1,549,835        824,574
                                                                ===========    ===========    ===========
                                                                       Years ended September 30,
                                                                -----------------------------------------
                                                                    1998          1997            1996
                                                                -----------    -----------    -----------
                  Condensed Statements of Cash Flows
                  ----------------------------------
Operating activities:
     Net income                                                 $ 1,331,843      1,549,835        824,574
     Equity in net income of subsidiaries                        (1,329,399)    (1,383,352)      (816,027)
     Amortization                                                       420            (88)          (248)
     Change in assets and liabilities:
          Decrease in accrued interest receivable                       820            344          3,178
          (Decrease) increase in current taxes on income             (7,703)        26,766        (27,412)
          Other, net                                                (11,878)        (4,670)         6,642
                                                                -----------    -----------    -----------
          Net cash (used in) provided by operating activities       (15,897)       188,835         (9,293)
                                                                -----------    -----------    -----------
Investing activities:
     Securities available for sale:
          Purchase of securities available for sale                (500,000)      (388,439)      (100,000)
          Proceeds from sale of subsidiary stock                       --          200,000           --
          Principal repayments on mortgage-backed
              securities available for sale                         229,114        140,600        126,456
      Net change in loans                                              --          155,000           --
                                                                -----------    -----------    -----------
          Net cash (used in) provided by investing activities      (270,886)       107,161         26,456
                                                                -----------    -----------    -----------
Financing activities:
     Payments to acquire treasury stock                                --          (47,812)      (462,950)
     Stock options exercised                                        433,193         68,500        110,743
     Net dividends (paid) received                                 (136,946)       366,253        164,951
                                                                -----------    -----------    -----------
          Net cash provided by (used in) financing activities       296,247        386,941       (187,256)
                                                                -----------    -----------    -----------
              Net increase (decrease) in cash                         9,464        682,937       (170,093)
Cash at beginning of year                                           781,075         98,138        268,231
                                                                -----------    -----------    -----------
Cash at end of year                                             $   790,539        781,075         98,138
                                                                ===========    ===========    ===========

(16)   Proposed Transaction

       On August 17, 1998 the Company announced the execution of a definitive agreement to be acquired by a newly formed holding company that will be the successor of First Federal Savings Bank of Siouxland and First Federal Bankshares, M.H.C. The transaction is subject to regulatory and shareholder approvals and is anticipated to result in payment to Mid-Iowa Financial Corp. shareholders of approximately $29,000,000.